EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2017-BNK4 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for The Summit Birmingham Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Summit Birmingham Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Summit Birmingham Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for The Summit Birmingham Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for The Summit Birmingham Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the JW Marriott Desert Springs Mortgage Loan, Wilmington Trust, National Association, as Trustee for the JW Marriott Desert Springs Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the JW Marriott Desert Springs Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the JW Marriott Desert Springs Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the JW Marriott Desert Springs Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Merrill Lynch Drive Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Merrill Lynch Drive Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Merrill Lynch Drive Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Merrill Lynch Drive Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Merrill Lynch Drive Mortgage Loan, C-III Asset Management LLC, as Special Servicer for The Davenport Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Davenport Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for The Davenport Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for The Davenport Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for The Davenport Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Key Center Cleveland Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Key Center Cleveland Mortgage Loan, Citibank, N.A., as Certificate Administrator for the Key Center Cleveland Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Key Center Cleveland Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Key Center Cleveland Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Key Center Cleveland Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Key Center Cleveland Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Pentagon Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Pentagon Center Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the Pentagon Center Mortgage Loan.

Dated: March 21, 2019

/s/ Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)